                                                                      EXHIBIT 10


                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.



                         BAY VIEW CAPITAL CORPORATION


                          2001 EQUITY INCENTIVE PLAN
                                 FOR EMPLOYEES

                          MEMORANDUM TO PARTICIPANTS

                               -----------------

     This Memorandum relates to the shares of Common Stock, $.01 par value (the "Common Stock"), of Bay View Capital Corporation (the "Company") that are being offered to officers and key employees of the Company and the subsidiaries of the Company, pursuant to stock options ("Options") granted or to be granted under the Company's 2001 Equity Incentive Plan for Employees (the "Plan"). Persons who receive Options under the Plan are referred to herein as "Optionees."

     This Memorandum may be updated from time to time in the future by furnishing to Optionees supplemental material containing new or additional information. It is recommended that this Memorandum be retained for future reference.


              The date of this Memorandum is September 27, 2001.

                               TABLE OF CONTENTS

Introduction............................................................   1

Description of the Plan.................................................   1

Administration..........................................................   2

Modification or Termination of the Plan or Awards.......................   2

Eligibility.............................................................   3

Termination of Options..................................................   4

Price and Exercise of Options...........................................   4

Restrictions on Transfer................................................   5

Resale Restrictions.....................................................   6

Federal Income Tax Consequences.........................................   7

Incorporation of Certain Documents by Reference and Requests for Copies
  of Certain Documents..................................................  10

                                      (i)

                                 INTRODUCTION

     This Memorandum describes the terms and conditions upon which officers and key employees of the Company and the subsidiaries of the Company may participate in the Plan. The purpose of the Plan is to further the growth, development and financial success of the Company and the subsidiaries of the Company by providing additional incentives to those officers and key employees who are responsible for the management of the business affairs of the Company and/or subsidiaries of the Company, which will enable those officers and key employees to participate directly in the growth of the capital stock of the Company. The Plan was approved by the Board of Directors of the Company on April 26, 2001 and by the stockholders of the Company on June 28, 2001.

     This Memorandum contains a summary of certain provisions of the Plan, and statements made as to the contents of the Plan are not necessarily complete. Reference is made to the Plan for a more complete description of the terms and provisions of the Plan, and each statement contained in this Memorandum is qualified in its entirety by such reference. Copies of the Plan may be obtained by Optionees without charge upon written request addressed to: Carolyn Williams-Goldman, Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404. The Company's telephone number is (650) 312-7200.


                            DESCRIPTION OF THE PLAN

     A total of 3,200,000 shares of the Company's Common Stock are reserved for issuance under the Plan. The Plan permits the granting of both options intended to qualify as incentive options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not intended to so qualify ("Nonqualified Options" and, together with Incentive Options, hereinafter collectively referred to as "Options"), to officers and key employees of the Company and the subsidiaries of the Company, including directors of the Company who are also officers or employees of the Company or the subsidiaries of the Company.

     Each Option granted under the Plan will be evidenced by a written agreement, which will indicate whether the Option is an Incentive Option or a Nonqualified Option and will state the number of shares that may be purchased upon exercise of the Option, the exercise price of the shares purchasable upon exercise of the Option, the exercise term and the other terms and provisions of the Option.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

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

     No Option may be granted after April 26, 2011. The Plan will remain in effect thereafter until all Options granted under the Plan have been satisfied by the issuance of shares or terminated.


                                ADMINISTRATION

     The Plan is administered by a committee (the "Committee") appointed by the Board of Directors (the "Board"), and is currently administered by the Compensation and Benefits Committee of the Board. The Committee must be comprised solely of two or more members of the Board, each of whom must be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Code.

     The Committee has full and final authority to interpret the provisions of the Plan, to determine the employees to whom Options shall be granted and the timing, type, amount, size and terms of each award. The Committee is also authorized to make all other determinations necessary or advisable for the administration of the Plan.

     The members of the Committee serve at the pleasure of the Board of Directors, which may, from time to time, increase or decrease the size of the Committee, appoint additional members thereof, remove members, with or without cause, appoint new members, fill vacancies or remove all members of the Committee.

     The current members of the Committee are Paula R. Collins, Robert M. Greber, John R. McKean and Angelo J. Siracusa, none of whom beneficially owns more than 5% of the Company's outstanding Common Stock. There are no material relationships between any member of the Committee, on the one hand, and the Company, any of its affiliates or any Optionees, on the other hand. The address and telephone number of the Committee is Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404; telephone: (650) 312-7200.

     The maximum number of shares of Common Stock for which Options may be granted to any officer or employee in any calendar year under the Plan is 1,250,000. The aggregate fair market value of the Common Stock with respect to which Incentive Options are first exercisable by any employee during any calendar year under any plan of the Company may not exceed $100,000.


               MODIFICATION OR TERMINATION OF THE PLAN OR AWARDS

     The Committee may terminate or amend the Plan at any time with respect to shares as to which Options have not been granted, subject to any required stockholder approval or any stockholder approval that the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. No modification, amendment or termination may be made to the Plan without the consent of an Optionee if such modification, amendment or termination will alter or impair the rights of the Optionee under an Option previously granted.

     The Plan provides that the Committee will make appropriate and equitable adjustments in the number and kind of shares that may be issued on the exercise of Options to maintain Optionees' proportionate interests in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in its discretion, may (i) cause an Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary thereof, (ii) provide that each Option holder shall have the right to exercise his or her Option as to all of the shares of Common Stock covered by the Option, including those shares as to which the Option would not otherwise be exercisable, or (iii) declare that an Option shall terminate at a fixed date, provided that the Optionee is given notice and an opportunity to exercise the then exercisable portion of his or her Option prior to such date. Any adjustment with respect to an Incentive Option must meet the requirements of
Section 424 of the Code.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Option holder the right to exercise his or her Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.


                                  ELIGIBILITY

     The Plan provides that Options may be granted to officers and key employees (including officers and employees who also serve as directors) of the Company and/or any subsidiary of the Company who are in positions in which their decisions, actions and counsel significantly impact the profitability and success of the Company or any subsidiary of the Company. The Committee selects the grantees and determines the number of shares to be subject to each Option.

                            TERMINATION OF OPTIONS

     An outstanding Nonqualified Option that has become exercisable generally terminates on the earlier to occur of the date the Option expires in accordance with its terms or one year after the termination of employment due to death, retirement or total disability and three months after employment termination for any reason other than death, retirement or total disability. Incentive Options that have become exercisable generally will terminate on the earlier to occur of the date the Option expires in accordance with its terms or one year after termination of employment due to total disability or death and three months after an employment termination for any other reason.

     Notwithstanding anything to the contrary contained in this Memorandum or in the Plan, if the Committee finds that an Optionee has engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of the Optionee's employment by the Company or any subsidiary of the Company or that an Optionee has inappropriately disclosed confidential information of the Company or any subsidiary of the Company, all Options granted to the Optionee under the Plan that have not been exercised, or that have been exercised but for which certificates have not yet been delivered, will be forfeited. The decision of the Committee in this regard will be final.


                         PRICE AND EXERCISE OF OPTIONS

     The exercise price for Options granted under the Plan is determined by the Committee at the time the Option is granted. However, the exercise price of Incentive Options may not be less than 100% of the closing price of the Company's Common Stock as reported in The Wall Street Journal or, if not so reported, as reported by The New York Stock Exchange (the "NYSE") on the date of grant. Unless otherwise approved by the Committee, the exercise price of Nonqualified Options may not be less than 100% of the closing price of the Company's Common Stock as reported in The Wall Street Journal or, if not so reported, as reported by the NYSE on the date of grant. Moreover, in the case of Incentive Options granted to an Optionee who owns more than 10% of the voting power or value of all classes of stock of the Company or its subsidiaries, the exercise price must not be less than 110% of the closing price of the Company's Common Stock as reported in The Wall Street Journal or, if not so reported, as reported by the NYSE on the date of grant.

     The Committee determines when Options granted under the Plan become exercisable. An Option granted under the Plan may be exercised only by written notice from the holder thereof to the Company's Secretary at the Company's principal business office, which notice must be accompanied by full payment for the shares with respect to which the Option is being exercised.

     The Option price is payable as set forth in the option agreement, which may include payment by cash, check or an exchange of shares of Common Stock, provided that if shares of Common Stock with respect to which an Option is exercised were acquired through the exercise of an Incentive Option and are used to pay the Option price of an Incentive

Option, such shares have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise or if shares of Common Stock with respect to which an Option is exercised were acquired through the exercise of a Nonqualified Option or of an option under a similar plan or through exercise of an Incentive Option and are used to pay the Option price of a Nonqualified Option, such shares have been held by an employee for a period of more than twelve months on the date of exercise. The Option price may also be paid by a combination of the foregoing or such other consideration as is determined by the Committee and as permitted under the Delaware General Corporation Law. The Committee also may, in its discretion, allow an Optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the Optionee will simultaneously exercise the Option and sell the shares acquired thereby and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of the sale the exercise price of the shares as to which the Option has been exercised.

     The Company will issue certificates for shares purchased upon the exercise of Options as soon as practicable following receipt by the Company of payment therefor and an Optionee will have no rights as a stockholder unless and until such certificates are issued and delivered to the Optionee.

     Except as may be specified in the agreement pursuant to which an Option is granted, the Option may be exercised in full or in part at any time or in part from time to time during its term. Each Option must expire not more than ten years from the date the Option is granted, provided that an Incentive Option granted to an Optionee who, immediately before the grant of such Option, owns more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than five years. The Committee has the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth in the Plan, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.


                           RESTRICTIONS ON TRANSFER

     No Option granted under the Plan may be transferred, assigned, pledged or hypothecated by an Optionee in any way other than by will or by the laws of descent and distribution. Subject to the provisions relating to death of the Optionee or termination of the employment relationship between the Optionee and the Company, an Option under the Plan is exercisable only by the Optionee or such Optionee's guardian or legal representative during the Optionee's lifetime. No person has or may create any lien on any Option held under the Plan.

                              RESALE RESTRICTIONS

     The Company's Common Stock is registered under the Exchange Act and is listed for trading on the NYSE, and the shares of Common Stock received upon exercise of the Options will be registered under the Securities Act of 1933 (the "Securities Act"). Optionees who are not officers or directors of the Company generally are not subject to any reporting requirements or restrictions on the sale of shares of Common Stock purchased upon exercise of Options under the federal securities laws, other than general restrictions applicable to all purchases and sales of securities of the Company, such as the prohibition against trading while in possession of material non-public information. Reference is made to the Company's Insider Trading Policy for more information about restrictions on trading. Officers and directors of the Company are subject to various reporting requirements and trading restrictions under the federal securities laws.

     Officers of the Company must report the receipt and exercise of an Option and the sale of shares of Common Stock acquired upon exercise of an Option pursuant to Section 16(a) of the Exchange Act. Officers of the Company will also be subject to liability under Section 16(b) of the Exchange Act for "short swing profits" arising from the purchase and sale, or sale and purchase, of any equity security of the Company that occur during the same six-month period.

     Both the grant and the exercise of Options are considered to be purchases of securities for purposes of Section 16(b); however, because of the manner in which the Plan has been structured and implemented, these transactions will be exempt from the liability provisions of Section 16(b) and will not be matched against any sale of shares of Common Stock of the Company that occurs within the same six-month period. The sale of shares of Common Stock acquired upon exercise of an Option, however, constitutes a sale of securities and must always be considered from a Section 16(b) perspective.

     As noted above, the sale of the shares of Common Stock acquired upon exercise of an Option will not be an exempt transaction for Section 16(b) purposes. Therefore, an officer may not sell shares of stock purchased upon exercise of an Option immediately upon exercise without incurring liability under Section 16(b) if another non-exempt purchase of the Company's Common Stock by the officer occurs within six months before or after the sale.

     Shares of Common Stock that are received upon the exercise of Options will be registered under the Securities Act and may be sold without registration by Optionees who are not affiliates of the Company. Affiliates of the Company may sell their shares of Common Stock publicly by complying with the requirements of Rule 144 under the Securities Act or, in the alternative, by means of a separate registration statement under the Securities Act that registers the sale of the shares of Common Stock by the affiliate.

     The following conditions must be satisfied to sell shares of Common Stock under Rule 144: (i) the amount of shares of Common Stock that may be sold in any three-month period is limited to the greater of (a) 1% of the total number of shares of outstanding

Common Stock or (b) the average weekly trading volume for the Common Stock on the NYSE during the four calendar weeks preceding the date on which the Form 144 report referred to below is transmitted for filing; (ii) the sale must be effected through a broker who complies with the manner of sale requirements under Rule 144 or directly with a dealer that makes a market in the Common Stock and (iii) a notice on Form 144 must be transmitted for filing with the Securities and Exchange Commission (the "Commission") and the NYSE concurrently with either the placing of an order to execute a sale with a broker or the execution of the sale directly with a dealer who makes a market in the Common Stock.

                        FEDERAL INCOME TAX CONSEQUENCES

     Based on the advice of counsel, the Company believes that the normal operation of the Plan should generally have under the Code and the regulations thereunder, all as in effect on the date of this Memorandum, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder that may occur after the date of this Memorandum. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice, and, among other things, does not cover possible state or local tax consequences. This description may differ from the actual tax consequences of participation in the Plan.

     An Optionee will not recognize taxable income upon the grant of the Option, nor will the Company be entitled to any deduction on account of such grant.

     In the case of Nonqualified Options, the Optionee will recognize ordinary income upon the exercise of the Nonqualified Option in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. An Optionee exercising a Nonqualified Option is subject to federal income tax withholding on the income recognized as a result of the exercise of the Nonqualified Option. Such income will include any income attributable to any shares issuable upon exercise that are surrendered, if permitted under the applicable stock option agreement, in order to satisfy the federal or other income tax withholding requirements.

     Subject to the exceptions described herein, the basis of the shares received by the Optionee upon the exercise of a Nonqualified Option will be the fair market value of the shares on the date of exercise. The Optionee's holding period will begin on the day after the date on which the Optionee recognizes income with respect to the receipt of such shares, i.e., generally the day after the exercise date. When the Optionee disposes of the shares acquired upon exercise of a Nonqualified Option, the Optionee will generally recognize capital gain or loss under the Code rules that govern stock dispositions, assuming the shares are held as a capital asset, equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in the Optionee's income when the Nonqualified Option was exercised. Any net capital gain

(i.e., the excess of the net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be taxed at a capital gains rate that depends on how long the shares were held and the Optionee's tax bracket. Any net capital loss may be used only to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year. The use of shares to pay the exercise price of a Nonqualified Option, if permitted under the applicable stock option agreement, will be treated as a like-kind exchange under Section 1036 of the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The Optionee will therefore recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. To the extent the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the Optionee upon such exercise, will be includible in the gross income of the Optionee. The Optionee's basis in such excess shares will equal the fair market value of such shares on the date of exercise, and the Optionee's holding period with respect to such excess shares will begin on the day following the date of exercise.

     Incentive Options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. A purchase of shares upon exercise of an Incentive Option will not result in recognition of income at that time, provided the Optionee was an employee of the Company or certain related corporations described in Section 422(a)(2) of the Code during the entire period from the date of grant of the Incentive Option until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). The employment requirement is waived in the event of the Optionee's death. Of course, in all of these situations, the Incentive Option itself may provide a shorter exercise period after employment ceases than the allowable period under the Code. However, the excess of the fair market value of the shares purchased over the exercise price, determined on the date of exercise of the Incentive Option, will generally be included in the Optionee's alternative minimum taxable income in the year of exercise. Except as noted below, the basis of the shares received by the Optionee upon exercise of an Incentive Option is the exercise price. The Optionee's holding period for such shares begins on the date of exercise.

     If the Optionee does not dispose of the shares issued to the Optionee upon the exercise of an Incentive Option within one year after such issuance or within two years after the date of the grant of such Incentive Option, whichever is later, then any gain or loss realized by the Optionee on a later sale or exchange of such shares generally will be a long-term capital gain or a long-term capital loss equal to the difference between the amount realized upon the disposition and the exercise price, if such shares are otherwise a capital asset in the hands of the Optionee. Any net capital gain (i.e., the excess of the net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be taxed at a capital gains rate that depends on how long the shares were held and the

Optionee's tax bracket. Any net capital loss may be used only to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year. If the Optionee sells the shares during such period (i.e., within two years after the date of grant of the Incentive Option or within one year after the issuance of the shares to the Optionee), the sale will be deemed a "disqualifying disposition." In that event, the Optionee will generally recognize ordinary income for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such Incentive Option or the amount realized from the sale exceeded the amount the Optionee paid for such shares. In the case of disqualifying dispositions resulting from certain transactions, such as gift or related party transactions, the Optionee will realize ordinary income equal to the fair market value of the shares on the date of exercise minus the exercise price. The basis of the shares with respect to which a disqualifying disposition occurs will be increased by the amount included in the Optionee's ordinary income. Disqualifying dispositions of shares may also, depending upon the sales price, result in capital gain or loss under the Code rules that govern other stock dispositions, assuming that the shares are held as a capital asset. The tax treatment of such capital gain or loss is summarized above.

     Subject to the exceptions described herein, the use of shares of Common Stock already owned by the Optionee to pay the purchase price of an Incentive Option will be treated as a like-kind exchange under Section 1036 of the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The Optionee will therefore recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the Optionee's basis in such excess shares will equal the amount of cash paid by the Optionee upon the exercise of the Incentive Option, if any, and the Optionee's holding period with respect to such excess shares will begin on the date such shares are issued to the Optionee. However, if payment of the purchase price upon exercise of an Incentive Option is made with shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year or one-year period described herein, use of such shares as payment will be deemed a "disqualifying disposition" of the shares used for payment subject to the rules described above.

     The Company will generally be entitled to a tax deduction in connection with an Option under the Plan in an amount equal to the ordinary income realized by the Optionee at the time such Optionee recognizes such income including any ordinary income realized by the Optionee upon a "disqualifying disposition" of an Incentive Option as described herein, subject to the rules of Section 83 of the Code, and Section 162(m) of the Code, to the extent applicable, and the regulations thereunder.

     The otherwise allowable deduction for compensation paid or accrued with respect to "covered employees" within the meaning of Code Section 162(m)(3) is generally limited to $1,000,000 per taxable year unless such compensation is "performance-based compensation" within the meaning of Code Section 162(m)(4)(C) and the regulations thereunder. With the exception of Nonqualified Options granted at less than 100% of their fair market value on the date of grant, the Company believes that compensation recognized under the Plan is performance-based and should not be treated as subject to the $1,000,000 limitation, but there is no assurance that such will be the case.

     The Company will recognize no gain or loss upon the issuance of shares of Common Stock under the Plan.

     The foregoing discussion is only a summary of certain of the federal income tax consequences relating to the Plan as in effect on the date of this Memorandum. No consideration has been given to the effects of federal estate, state, local or other laws, tax or otherwise, upon the Plan or upon the Optionee or the Company, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 AND REQUESTS FOR COPIES OF CERTAIN DOCUMENTS

     The following material is incorporated herein by reference:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains, either directly or through incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The description of the Common Stock set forth in the Company's Form 8-A Registration Statement filed by the Company with the Commission under the Exchange Act on March 9, 1999.

     In addition, all reports, and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Memorandum to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Memorandum.

     The Company will furnish without charge to each person to whom this Memorandum is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (other than certain exhibits to such documents). The Company will also furnish without charge to directors of the Company who participate in the Plan, on written or oral request, a copy of its most recent Annual Report to Stockholders, all other reports, proxy statements and other communications distributed to the Company's stockholders generally and other documents required to be delivered to such persons pursuant to Rule 428(b) under the Securities Act. Additional copies may be obtained by such persons, without charge, on written or oral request. Requests should be directed to: Carolyn Williams-Goldman, Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404; telephone: (650) 312-7200.